UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 6, 2005

                            SYNDICATIONNET.COM, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    118578                   57-2218873
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)

                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (202) 467-2788

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS


On January 6,2005, the Circuit Court of Madison County, Mississippi, granted summary judgment in favor of all Defendants in the action styled "Barry Pope, Individually and as a Shareholder of Worldwide Forest Products, Inc., v .Brian Sorrentino, et.al.", including Defendant Syndicationnet.com. The Court also granted a motion of certain Defendants, including Syndicationnet, asking that Plaintiff Pope be ordered to pay those Defendants for attorney fees and expenses incurred as a result of a continuance of a trial set on September 22, 2004, with the Court finding that the actions of Plainfiff Pope caused the continuance. The Court did schedule a hearing on January 18,2005, for any arguments necessitated by the Court's order of January 6,2005, and the Court granted Plaintiff Pope the right to renew an Amended Consent Judgement entered against Worldwide Forest Products, Inc., a non affiliated company, on June 28,1996.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2005


SYNDICATIONNET.COM, INC.

/s/ Brian Sorrentino
------------------------------
Name: Brian Sorrentino
Title: Chief Executive Officer